UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): June 26, 2019 (June 21, 2019)

SMART SAND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37936	45-2809926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Hughes Landing Blvd., Suite 800 The Woodlands, Texas 77380
	(281) 231-2660	Not Applicable
(Address of principal executive offices and zip code)	(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SND	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.    ☒

Item 1.01    Entry into a Material Definitive Agreement.
As previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2016, Smart Sand, Inc. (the “Company”) entered into a multi-year Master Product Purchase Agreement (the “PPA”) with Rice Drilling B LLC, a subsidiary of EQT Corporation (the “Buyer”), for the purchase of frac sand by the Buyer. In connection with the PPA, on December 15, 2016, the Company also entered into a Railcar Usage Agreement with the Buyer (the “RUA”) pursuant to which the Buyer borrows railcars from the Company to transport the purchased products.

On June 21, 2019, the Company and Buyer entered into the First Amendment to Master Product Purchase Agreement and First Amendment to Railcar Usage Agreement (the “Amendment”).  The purpose of the Amendment is to, among other things, extend the term of the PPA and RUA from December 31, 2019 to December 31, 2020.

The above summary does not purport to be a complete description of the Amendment and is qualified in its entirety by the contents of the Amendment, a copy of which will be filed as an exhibit to a subsequent filing with the SEC by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: June 26, 2019	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer